UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other events

On April 19, 2023, Alfred Cullere filed a complaint against Ultimate Power Truck LLC (“UPT’, a subsidiary of Cool Technologies, Inc.) in the Sixth Judicial Circuit Court of Pinellas County, Florida. The complaint alleged that the $400,000 Mr. Cullere, a 5% owner of UPT, had advanced UPT (detailed in Note 3: Customer Deposits Related Party, of the Company’s  2022 Annual Report on Form 10-K) and a $250,000 loan that Mr. Cullere had also provided UPT (detailed in Note 4: Note Payable -- UPT Minority Owner, of the Company’s 2022 Annual Report on Form 10-K) had not been fully repaid. Between March 2018 and December 2021, the Company repaid him a total of $150,000. Mr. Cullere sought payment in full for both amounts plus 5% simple interest per year and reimbursement for attorney fees and costs.

The two sides agreed to attend a mediation conference on August 3, 2023 and consequently entered into a settlement agreement on August 29, 2023 which stipulates that Cool Technologies must pay $300,000 to Mr. Cullere on or before December 31, 2023. Within 5 days of receipt of payment,  Mr. Cullere will file to dismiss the litigation with prejudice and each side will bear the costs of their respective attorneys’ fees and any other costs of litigation.

If payment is not received by the deadline, Alfred Cullere shall be entitled to a final judgment in the amount of $500,000 against Cool Technologies. The Company’s only defense will be limited to the payment of the judgment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cool Technologies, Inc.
(Registrant)

Date: September 1, 2023	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)

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